FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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         Date of Report (Date of Earliest Event Reported): October 15, 2002


                                  BONTEX, INC.
             (Exact name of Registrant as specified in its charter)


   Virginia                        0-5200                   54-0571303
(State or other                 (Commission               (IRS Employer
 jurisdiction of                 File Number)            Identification No.)
 incorporation)

                                ONE BONTEX DRIVE,
                        BUENA VISTA, VIRGINIA           24416-1500
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code:  540-261-2181



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          (Former name or former address, if changed since last report)

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Item 5.  Other Events.
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This Form 8-K filing serves to update the situation regarding Bontex, Inc.'s
(the "Company's") Annual Report filing on Form 10-K for the year ended June 30, 2002 (the "Annual Report").

As previously reported on Form 12b-25 filed September 27, 2002, the Registrant was unable to file its Annual Report within the prescribed period because the Registrant required additional time to finalize the June 30, 2002 consolidated financial statements and, therefore, was not able to allow the auditors to complete the annual audit for the year ended June 30, 2002.

The Registrant had expected to file its Annual Report on or before October 15, 2002. However, the additional work related to determining the ultimate outcome, scope and amount of the fraud, improper financial transactions and other issues identified at the Company's Italian subsidiary has precluded the Company from being able to complete and file its Annual Report and Proxy Statement for the Annual Shareholders Meeting previously scheduled for November 14, 2002.

During 2002, management discovered that fraudulent and dishonest activities had been taking place at the Company's wholly owned subsidiary in Italy. On September 30, 2002, the Company filed a proof of loss with its insurance company for the $2.0 million policy limit. The Company is presently working with its auditors to determine the amount and impact of these losses on the current year's and previously issued consolidated financial statements. Management is working diligently to recover these losses, pursue legal options considered appropriate, and implement measures to improve internal controls. The Company will file its Annual Report, its Proxy Statement and its Form 10-Q for the period ended September 30, 2002 as soon as it is able to (1) determine the amount and impact of the losses related to the fraud in Italy on the current year's and previously issued consolidated financial statements and (2) the auditors are consequently able to complete their audit of the June 30, 2002 consolidated financial statements and their limited review of the Company's Form 10-Q for the period ended September 30, 2002.

If the Company fails to file its Annual Report on Form 10-K by October 28, 2002, the Company's common stock will be delisted from the OTC Bulletin Board. If the Company's common stock is delisted from the OTC Bulletin Board, any trading in the common stock would thereafter be conducted in what are commonly referred to as the "pink sheets." Consequently, the liquidity of the Company's common stock would likely be impaired, not only in the number of shares which could be bought and sold, but also through delays in the timing of transactions and a reduction in securities analyst and the news media coverage, if any, that the Company receives. As a result, holders of the Company's common stock might find it more difficult to trade their common stock promptly and at reasonable prices or to obtain accurate quotations as to its price.

The foregoing discussion may contain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements include, without limitation, statements about financing plans, cash flows, availability of capital, growth opportunities, benefits from new technologies, financial condition, capital expenditures, future results of operations or market conditions and involve certain risks, uncertainties and assumptions. The words "estimate," "project," "intend," "expect," "believe," and similar expressions are intended to identify forward-looking statements. These and other forward-looking statements are found at various places throughout this report, and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements should, therefore, be considered in light of various relevant factors. Actual results may differ materially from these forward-looking statements. Factors that could cause or contribute to those differences include, but are not limited to, excessive worldwide footwear inventories, a shrinking U.S. domestic market for the Company's products, decreased sales to key customers, increased competition from non-woven materials, the reduction of prices by competitors, the increase in the relative price of the Company's products due to foreign currency devaluations, increased pulp and latex prices, capital illiquidity, unexpected foreign tax liabilities, the impact of any unusual items resulting from ongoing evaluations of the Company's business strategies, decreases in the Company's borrowing base, untimely filing of periodic reports required under Section 13 or 15(d) of the Securities Exchange Act of 1934 which result in delisting from the OTC Bulletin Board, increased funding

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requirements for the Company's pension plan, inability to recover deferred tax assets, an inability by the Company to renew its current credit facilities or obtain alternative financing, a market shift in demand from higher-quality products to more economical grade products with lower profit margins, higher energy prices, the ultimate outcome, scope and amount of the fraud, improper financial transactions and other issues identified at the Company's Italian subsidiary, increased costs of complying with environmental laws, and the impact of changes in political, economic or other factors, legal and regulatory changes or other external factors over which the Company has no control.


ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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             (c)      Exhibits.

                      None.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            BONTEX, INC.



                                            By     /s/ James C. Kostelni
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                                                     James C. Kostelni
                                                     President and Chief
                                                      Executive Officer


Date: October 15, 2002